Exhibit 10.1

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the "Agreement"), is effective as of this June 7, 2010 (the "Effective Date") by and between, Jon-Marc Garcia, an individual (the "Assignor"), and Dale Mas, Inc., a Texas corporation (the "Assignee").

WHEREAS, Assignor is the owner of various rights and interest in and to that certain intellectual property relating to a line of clothing being designed and sold under the name "Dale Mas" (the "Assigned Rights").

WHEREAS, Assignee now wishes to acquire all of the rights, title, and interest relating to the Assigned Rights owned by Assignor, in exchange for the issuance of 1,000 shares of the common stock of Dale Mas, Inc. (the "Shares").

WHEREAS, the parties hereto intend that the acquisition of the Assigned Rights in exchange for the Shares will be considered.

In consideration of the mutual agreements contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Assignment.

(i)

In exchange for 1,000 shares of Assignee's common stock, Assignor hereby irrevocably assigns all of his rights, title and interest in and to the Assigned Rights and the Assignee hereby accepts such assignment.

(ii)

The assignment of the Assigned Rights shall be the initial capital contribution by Assignor to Assignee.

(iii)

Upon the execution and delivery of this Agreement by the Assignor, the Assignee shall, as of the date hereof, acquire the Assigned Rights and succeed to the rights, title and interest of Assignor thereunder.

2.

Governing Law. Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

3.

 Successors. This Agreement shall be binding upon Assignor's personal and legal representatives, executors, administrators~ successors, heirs, distributees, devisees, legatees and assigns.

4.

Counterparts. This Agreement may be signed in counterpart, each of may be an original or facsimile copy, and both with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment Agreement.

ASSIGNOR:

/s/ Jon-Marc Garcia

By: Jon-Marc Garcia

ASSIGNEE:

DALE MAS, INC.

/s/ Jon-Marc Garcia

By: Jon-Marc Garcia

Its: 100% Shareholder